       UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          FORM SB-2

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                SEDONA SOFTWARE SOLUTIONS INC.
        (Name of small business issuer in its charter)

NEVADA                                98-0226926
-------------------------             -----------------
(State or jurisdiction of             (I.R.S. Employer
incorporation or organization)
	Identification Number)

John E. Cooper, President
503 - 1755 Robson Street
Vancouver B.C. V6G 3B7
Canada                                 SEC File No.:
--------------------------                          -------------
(Name and address of principal executive offices, principal place of business and agent for service of process)

Registrant's telephone number, including area code: (604) 681-6334

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.             |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.             |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                             |__|


                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES                        OFFERING     AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER    OFFERING      REGISTRATION
REGISTERED       REGISTERED       UNIT (1)     PRICE (2)     FEE (2)
--------------------------------------------------------------------------
Common Stock     1,375,500 shares $0.10        $137,550      $36.31
--------------------------------------------------------------------------
(1) Based on last sales price on May 16, 2000
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                 COPIES OF COMMUNICATIONS TO:
                     Michael A. Cane, Esq.
               2300 W. Sahara Blvd., Suite 500
                     Las Vegas, NV 89102
                        (702) 312-6255

                            PROSPECTUS


                  SEDONA SOFTWARE SOLUTIONS INC.
                          1,375,500 SHARES
                            COMMON STOCK
                          ----------------


The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus. See the section entitled "Selling Shareholders." The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under US securities laws. See the section entitled "Description of Securities."

Our common stock is presently not traded on any market or securities exchange.




                          ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk
Factors" on pages 4 through 7

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                          ----------------



         The Date Of This Prospectus Is:  November 6, 2000

                       TABLE OF CONTENTS

                                                                    PAGE
Summary ............................................................   3

Risk Factors .......................................................   4

Use of Proceeds ....................................................   8

Determination of Offering Price ....................................   8

Dilution ...........................................................   8

Selling Shareholders ...............................................   8

Plan of Distribution ...............................................  15

Legal Proceedings ..................................................  16

Directors, Executive Officers, Promoters and Control Persons .......  16

Security Ownership of Certain Beneficial Owners and Management .....  17

Description of Securities ..........................................  17

Interests of Named Experts and Counsel .............................  18

Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities .......................................  18

Organization Within Last Five Years ................................  19

Description of Business ............................................  19

Plan of Operation ..................................................  25

Description of Property ............................................  26

Certain Relationships and Related Transactions .....................  26

Market for Common Equity and Related Stockholder Matters ...........  27

Executive Compensation .............................................  28

Index to Financial Statements ......................................  29

Changes in and Disagreements with Accountants Disclosure ...........  29

Financial Statements ....................................... F-1 to F-18

Available Information ..............................................  30

                             SUMMARY

The following is a summary of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus.
Prospective investors are urged to read this prospectus in its entirety.

Sedona Software Solutions Inc.

We have entered into an option agreement with Markatech Industries Corporation whereby we have the right to acquire all of the technology, property and rights to their Autonet product. Autonet is a wireless computerized communication system designed for use by motor vehicle parking enforcement agencies. The Autonet system is based on a hand-held computer/printer terminal that communicates through a dedicated radio frequency with a central computerized data base information system in real-time.

We were incorporated on July 14, 1999 under the laws of the state of Nevada.

We have not begun any business operations. We currently intend to commence business operations when we exercise our option.

                            OFFERING

Securities Being Offered     Up to 1,375,500 shares of common stock. See
                             section entitled "Description of Securities to be Registered."

Securities Issued
And to be Issued             5,376,500 shares of our common stock were
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. See section entitled
                             "Description of Securities to be Registered."

Use of Proceeds              We will not receive any of the proceeds from
                             the sale of our common stock by the selling shareholders. See section entitled "Use of Proceeds."

                           RISK FACTORS

An investment in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the risks described below in addition to other information contained in this Prospectus and in our current and future filings with the United States Securities and Exchange Commission. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If We Do Not or Cannot Exercise Our Option to Obtain the Autonet
System, Then We Will Not Be Able to Proceed With Our Business Plan and Our Business May Fail.

We do not currently own the rights to the Autonet System. In order to be eligible to obtain these rights through the exercise of our option agreement, we must first register our common stock with the US Securities and Exchange Commission and have our shares listed or quoted for trading on a recognized United States public market for securities. Our failure to achieve such a listing by October 1, 2001, may result in the loss of our option rights. The loss of these rights will leave us without a business and unable to pursue our business plan.

Because We Currently Have A Limited Amount of Capital, We Will
Require Additional Financing In Order To Begin Any Business
Operations.

As of June 30, 2000, we had cash in the amount of $8,412. We will require additional financing in order to establish business operations. We do not currently have any arrangements for financing and we can provide no assurance that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unacceptable or unavailable to us. Our failure to obtain such financing will mean that we will be unable to pursue our business plan and our business will most likely fail.

Because We Have Not Yet Commenced Business Operations, We Face A
High Risk of Business Failure.

We were incorporated in July 1999 and we have not as yet commenced any business operations. Accordingly, we have no operating history for investors to evaluate our business. An investor should therefore consider the risks, expenses and uncertainties that an early stage company, like ours, faces. These risks include our ability to:

(1)   Properly manufacture the Autonet system;
(2)   Market and distribute the Autonet system;
(3) Meet the share liquidity requirement for us to be eligible to exercise the option agreement;
(4)   Respond effectively to competitive pressures;
(5) Continue to operate, develop, maintain and upgrade our business assets.

If we are unsuccessful in addressing these risks, our business will most likely fail.

Because We Have Not Commenced Business Operations, We Can Expect to Incur Operating Losses For the Foreseeable Future.

We have never been profitable and cannot commence business operations or generate any revenues until we exercise the option agreement. We therefore expect to incur continuing operating losses into the foreseeable future and recognize that if we are unable to generate significant revenues from the sale of the Autonet system when complete, we will not be able to achieve profitability or continue operations.

             Risks Related To Our Market And Strategy

If Autonet Is Not Adopted by a Number of Parking Enforcement
Agencies, Our Business May Fail

The Autonet system has never been marketed. We expect to derive the majority of our revenue from sales of the Autonet system to motor vehicle parking enforcement agencies; however, if Autonet is not accepted for use by a sufficient number of such agencies, we will not be able to generate revenues and our business may fail

If We Are Unable to Maintain and Advance The Autonet System, Our
Business and Results of Operations Will Suffer.

The economic life cycle of the Autonet system will be directly related to our ability to maintain and develop the technology consistent with customer needs and demands, as well as technological advances. In addition, competitors could develop proprietary or patented features that would render our technology obsolete. Our failure to keep up with such technological advances may result in a loss of revenues and damage to our business.

If We Are Unable To Hire And Retain Key Personnel, We May Not Be
Able To Implement Our Business Plan And Our Business Will Fail

We do not currently have any personnel who are experienced in operating a business involving the technology and sales that are central to our planned business operations. Upon commencement of business operations our success will be largely dependent upon our ability to hire highly qualified individuals who can manage our business and contribute to our ongoing business development. These individuals are in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Our failure to hire key personnel when needed would have a significant negative effect on our business and results of operations.

If We Are Not Able To Effectively Respond To Competitors, Our
Business May Fail

There are other companies who provide parking violation management systems to enforcement agencies. Competition for clientele is likely to be intense and is expected to increase significantly in the future as new technologies emerge. Increased competition could result in decreased profit margins.

In addition, our competitors may develop products that achieve greater market acceptance than our products. It is also possible that new competitors may emerge and acquire significant market share.

Our inability to make sales and earn revenues due to competition will have an adverse effect on our business, financial condition and results of operations.

                Risks Related To Legal Uncertainty

If We are Unable to Protect Our Intellectual Property, Our Business May Be Negatively Effected.

We may not be able to protect our proprietary rights to intellectual properties such as the touch and feel of the Autonet system, and our inability or failure to do so could result in loss of business. Additionally, we may choose to litigate to protect our intellectual property rights, which could result in a significant cost of resources and money. We cannot assure success in any such litigation that we might undertake.

If We Are Required To Qualify To Do Business In Multiple
Jurisdictions, Our Business May Be Harmed

Because we may commercially exploit the Autonet system in a number of states and foreign countries, we may be subject to the laws and the court systems of multiple jurisdictions. Such jurisdictions may claim that we are required to qualify to do business as a foreign company. This process of qualifying to do business can be costly and time consuming and will generally have a negative effect on our ability to show a profit from operations. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

                  Risks Related To This Offering

Because Our President, Mr. John E. Cooper, Owns 55.8% Of Our
Outstanding Common Stock, Investors May Find That Corporate
Decisions Influenced By Mr. Cooper Are Inconsistent with the Best
Interests of Other Stockholders.

Mr. Cooper is one of three directors and is our president. He owns approximately 55.8% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Cooper may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Cooper to differ from the interest of other stockholders include the impact of a corporate transaction on the business, time required to be devoted by Mr. Cooper to our business, and the ability of Mr. Cooper to continue to manage our business in light of the anticipated corporate transaction.

Mr. Cooper has a background both as an Investment Banker and as a Merchant Banker. These activities currently require his attention for approximately 5 days per month. While Mr. Cooper presently has available adequate time every month to attend to the interests of our corporation, it is possible that the demands of Mr. Cooper's other interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Cooper may not have available sufficient time for devotion to our business if the demands of managing our business increase substantially beyond current levels. Competing demands on Mr. Cooper's time may lead to a divergence between his interests and the interests of other shareholders.

Because All Members of Our Board of Directors are Related, Inventors May Find That the Board of Directors May Advance Common Interests at the Expense of Other Shareholders.

Mr. John E. Cooper, our president and a director, is the father of Gordon E. Cooper and of Andrew J. Cooper, both of whom are directors of Sedona. The three of these individuals constitute all of the current members of the board. Notwithstanding the fact that each of our directors is an accomplished businessman in his own right, situations could arise where actions of the board of directors are influenced by the common family interests of our directors to the detriment of other shareholders.

Because the Exercise of the Option to Acquire Autonet Requires the Issuance of a Substantial Number of Shares, Existing Shareholder's Interest Will Be Diluted.

The issuing of 1,000,000 shares of our common stock in order to acquire Autonet will dilute the interest of each existing shareholder by approximately 17%. We can provide investors with no assurance that this potential dilution will be offset by a corresponding increase in the market value of our stock.

If A Market For Our Common Stock Does Develop, Our Stock Price May
Be Volatile.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1) actual or anticipated variations in our results of operations;
(2)   our ability or inability to generate new revenues;
(3)   increased competition; and
(4)   conditions and trends in the technology sector.

Further, if our common stock is traded on the NASDAQ over the counter bulletin board as we now currently intend, our stock price may be impacted by factors that are unrelated or disproportionate to
our operating performance.   Within the past year the trading prices
of many technology companies' stock reached historical heights that reflected price and earnings ratios substantially above historical levels. In recent months many of these price gains have been lost. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We can provide no assurance that our common stock will be traded on the bulletin board.

If Our Stock Price Drops Significantly, We May Become Subject To
Securities Litigation That Would Result In A Harmful Diversion Of
Our Resources.

In the past, following periods of volatility in the market price of a particular company's stock, securities class action litigation has been brought against that company. Because such litigation is extremely costly, any litigation arising from the volatility in the price of our common stock could have an adverse effect upon our business, financial condition and results of operations.

                    FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                         USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                 DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock.
Market factors and the independent decisions of the selling shareholders will determine the offering price.

                            DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,375,500 shares of common stock offered through this prospectus. The shares include the following:

1.	1,250,000 shares of our common stock that the selling
shareholders acquired from us pursuant to a Pre-Incorporation Agreement dated July 14, 1999, in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on October 29, 1999;

2.	125,500 shares of our common stock that the selling
shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 16, 2000.

The following table provides as of November 6, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(1)   the number of shares owned by each prior to this offering;

(2)   the total number of shares that are to be offered by each;

(3) the total number of shares that will be owned by each upon completion of the offering;

(4)   the percentage owned by each; and

(5) the identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 5,376,500 shares outstanding on November 6, 2000. All share holdings, past and present, include shares underlying warrants

                                 Total         Total
                                 Number        Shares       Percentage
                       Shares    Of Shares To  To Be Owned  Owned
                       Owned     Be Offered    Upon         Upon
                       Prior To  For Selling   Completion   Completion
Name and Address Of    This      Shareholders  Of This      Of This
Selling Shareholder    Offering  Account       Offering     Offering
-------------------    --------  ------------  -----------  -----------

Gregory Layton          250,000       250,000            0            0
4121 St. Georges Ave.
North Vancouver, B.C.
Canada, V7N 1W7

Alfred Fleury           250,000       250,000            0            0
Apdo Box 156
LaCruz de Huanacaxtle
Nayarit, Mexico

Roger Dahlquist         250,000       250,000            0            0
1-1301 Johnston Street
Vancouver, B.C.
Canada, V6H 3R9

Robert Sauer            267,500       267,500            0            0
c/o Trimpac Ltd.
520 Industrial Avenue
Vancouver, B.C.
Canada, V6A 2P3

Richard Green           250,000       250,000            0            0
#701-1238 Melville
  Street
Vancouver, B.C.
Canada, V6E 4N2

Reid Anderson             1,000         1,000            0            0
#207-1425 Marine Drive
West Vancouver, B.C.
Canada, V7T 1B9

Keith Baldersen           1,000         1,000            0            0
522-625 Howe Street
Vancouver, B.C.
Canada, V6C 2T6

Sean Bondaroff            1,000         1,000            0            0
6842 Barnfield Place
Whistler, B.C.
Canada, V0N 1B2

Lucile Boyko             11,000        11,000            0            0
1015 Ironwork Passage
Vancouver, B.C.
Canada, V6H 3R4

William Boyko             1,000         1,000            0            0
1015 Ironwork Passage
Vancouver, B.C.
Canada, V6H 3R4

Diane S. Brown            1,000         1,000            0            0
#31-920 Citadel Drive
Port Coquitlam, B.C.
Canada, V3C 5X8

Glenn D. H. Brown         5,000         5,000            0            0
#31-920 Citadel Drive
Port Coquitlam, B.C.
Canada, V3C 5X8

Ian Callander             1,000         1,000            0            0
#43-600 Falon Drive
Pot Moody, B.C.
Canada, V3H 4E1

William Clark            11,000        11,000            0            0
5080 Ann St
Vancouver, B.C.
Canada, V5R 4J7

Ian Curle                 1,000         1,000            0            0
#103-5765 Glover Road
Langley, B.C.
Canada, V3A 8M8

John Curle                1,000         1,000            0            0
#309-1395 Beach Ave.
Vancouver, B.C.
Canada, Canada, V6E 1V7

Dianne M. DeLong          1,000         1,000            0            0
Rossland, B.C.
Canada, V0G 1Y0

O.J. DeLong               1,000         1,000            0            0
Rossland, B.C.
Canada, V0G 1Y0

Gary Dekker               2,000         2,000            0            0
11710 Misuto Place
Maple Ridge, B.C.
Canada, V2X 8T5

Deborah Filippelli        1,000         1,000            0            0
194 Turtlehead Road
Belcarra, B.C.
Canada, V3H 4P1

Ken Gillies               1,000         1,000            0            0
5485 128th Street
Surrey, B.C.
Canada, V3X 1T8

June Hamilton             1,000         1,000            0            0
408 Cambridge Way
Port Moody, B.C.
Canada, V3H 3V2

Keith Hamilton            1,000         1,000            0            0
408 Cambridge Way
Port Moody, B.C.
Canada, V3H 3V2

Rosemary Hancock          1,000         1,000            0            0
14816 20A Ave.
White Rock
Canada, V4A 8L3

Anna Havlik               1,000         1,000            0            0
PO Box 755
Rossland, B.C.
Canada, V0G 1Y0

Joe Havlik               11,000        11,000            0            0
806-5th Avenue, N.E.
Calgary, Alberta
Canada, T2E 0L3

Josef Havlik              2,000         2,000            0            0
PO Box 755
Rossland, B.C.
Canada, V0G 1Y0

Bill Iversen              1,000         1,000            0            0
450-800 West Pender St
Vancouver, B.C.
Canada, V6C 2V6

Elisabeth Iversen         1,000         1,000            0            0
#203-1010 Chilco Street
Vancouver, B.C.
Canada, V6G 2R6

Dean Johnson              1,000         1,000            0            0
2551 Peregrine Place
Coquitlaim, B.C.
Canada, V3E 2C4

Martin E. Lamarche        1,000         1,000            0            0
#10-1301 Johnston
  Street
Vancouver, B.C.
Canada, V6H 3R9

Anthony McLaughlin       21,000        21,000            0            0
204-1140 Strathaven
  Drive
North Vancouver, B.C.
Canada, V7H 2Z6

Kevin Mills               1,000         1,000            0            0
#165-6753 Graybar
  Road
Richmond, B.C.
Canada, V6W 1H7

Cheryl Ozysiuk            1,000         1,000            0            0
213-15210 Guilford
  Drive
Surrey, B.C.
Canada, V3R 0X7

Rick Roy                  1,000         1,000            0            0
Box 3207
Garibali Highlands,
B.C.
Canada, V0N 1T0

Darlene Sherritt          5,000         5,000            0            0
#103-3787 E. Pender St
Burnaby, B.C.
Canada, V5L 2L2

Colleen Shields           1,000         1,000            0            0
PO Box 1724
Squamish, B.C.
Canada, V0N 3G0

Reginald Skippen          1,000         1,000            0            0
2736 12th Ave S.E.
Calgary, Alberta
Canada, T2C 0G2

Greg Stouffer             1,000         1,000            0            0
PO Box 3533
Garibaldi Highlands,
B.C.
Canada, V0N 1T0

Robert Teek              11,000        11,000            0            0
7 Jenkins Lane
Ajax, Ontario
Canada, L1S 3N7

Lawrie Thom               1,000         1,000            0            0
#401-555 6th Street
New Westminster, B.C.
Canada, V3L 5H1

Michael C. Travis         1,000         1,000            0            0
3622 Garibaldi Drive
North Vancouver, B.C.
Canada, V7H 2W2

Brian Warren              1,000         1,000            0            0
28 Chaparral Link
S.E.
Calgary, Alberta
Canada, T2X 3J7

To our knowledge, none of the selling shareholders has had a material relationship with Sedona Software Solutions Inc. other than as a shareholder, or has ever been an officer or directors of Sedona Software Solutions Inc.

                       PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.    in privately negotiated transactions;
3.    through the writing of options on the common stock;
4.    in short sales; or
5.    in any combination of these methods of distribution.

The sales price to the public may be:

1.    the market price prevailing at the time of sale;
2.    a price related to such prevailing market price; or
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) not engage in any stabilization activities in connection with our common stock;

(2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                      LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.


  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Officers and Directors and their respective ages as of October 5, 2000 are as follows:

Directors:

Name of Director              Age
----------------------        -----
John E. Cooper                61         President and Director
Andrew J. Cooper              37         Director
Gordon E. Cooper              35         Director

Executive Officers:

Name of Officer               Age        Office
----------------------        -----      -------
Kathleen Smith                39         Corporate Secretary

Set forth below is a brief description of the background and business experience of Messrs. John E. Cooper, Andrew J. Cooper,
Gordon E. Cooper and Kathleen Smith for the past five years.

Mr. John E. Cooper: For the past twenty years, Mr. John Cooper has been involved in both merchant and investment banking activities. These activities have been for his own account and on behalf of various private and public corporate clients. Mr. Cooper holds a BSc in chemistry from the University of British Columbia, received in 1962, and an MBA in Finance from the Wharton Graduate School, University of Pennsylvania, received in 1975.

Mr. Andrew J. Cooper: Andrew Cooper is a founding partner of the Eccco Management Partnership, a precision geographical mapping firm formed in 1994. The firm's clients include major natural resources based corporations and governments at locations in both Canada and Central America. Mr. Cooper is responsible for data analysis, statistical verification, processing and product output. In addition to these activities, Andrew Cooper has developed and marketed a number of 3-D computer graphic presentations.

Mr. Gordon E. Cooper: Gordon Cooper is a founding partner of the Eccco Management Partnership, a precision geographical mapping firm formed in 1994. The firm's clients include major natural resources based corporations and governments at locations in both Canada and Central America. Mr. Cooper is responsible for the firm's fieldwork, general administration and marketing.

Ms. Kathleen Smith: Ms. Smith had a ten-year involvement in the drapery and fabric industry, both as an employee and the operator of her own firm called Kina's Draperies, prior to retiring 3 years ago. In addition to being our corporate secretary, she holds an unpaid executive position with a not-for-profit organization where she oversees and implements the maintenance and capital budgets of a multi-million dollar sports facility.

Term of Office

Our Directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November 6, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                         Amount of
Title of     Name and address of         beneficial      Percent of
Class        beneficial owner            ownership       Class
----------   --------------------------  ----------      -----------
Common       John E. Cooper              3,000,000       55.80%
             60 the Watton
             Brecon, Powys
             Wales, LD3 7EL

Common       Andrew J. Cooper              500,000        9.30%
             Mile 18 r Upper Squamish
             Valley Road
             PO Box 1724
             Squamish, B.C.
             Canada, V0N 3G0

Common       Gordon E. Cooper              500,000        9.30%
             2301 Caylay Close
             Whistler, B.C.
             Canada, V0N 1B2


These percentages are based on 5,376,500 shares of common stock issued and outstanding as of November 6, 2000. Shares owned by John
E. Cooper are held under the name of International Mineral
Exploration Corporation, a company wholly owned and controlled by John E. Cooper.

                   DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of November 6, 2000, there were 5,376,500 shares of our common stock issued and outstanding that were held by approximately 47 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All shares offered by the selling stockholders are validly issued, fully paid and non-assessable shares of our capital stock.

Preferred Stock

As of November 6, 2000, there were no shares of our preferred stock issued and outstanding.


            INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent counsel, has provided an opinion on the validity of our common stock.

  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                           ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

              ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on July 14, 1999 under the laws of the state of Nevada. We have not yet commenced business operations.

                    DESCRIPTION OF BUSINESS

Markatech Industries Corporation, the current owner and developer of Autonet parking ticket violation management system is a Vancouver, Canada, based technologies firm focused upon the development of computer software and integrated hardware product solutions for industry and government. On September 19, 2000, Markatech granted us an option to acquire all of its right title and interest in its Autonet system. The exercise of this option will require the distribution of 1,000,000 shares of our stock to Markatech on or before October 1, 2001. This option agreement expires on September 30, 2001, and further requires, as a condition precedent to our exercise, that our common shares be listed or quoted for trading on a recognized United States public trading market.

Markatech is a reporting British Columbia company currently undergoing reorganization. Our president and director, John Cooper is a member of the Markatech Advisory Board and holds options to purchase approximately 30,000 shares of Markatech's stock, which constitutes less than one percent of that company's currently outstanding shares. Mr. Cooper is not a director, officer or affiliate of Markatech.

The Autonet Parking Ticket Violation Management System

The development of the Autonet system began in early 1996 with the goal of creating a system that aided parking violation enforcement. This goal was realized with the design of a hand held wireless computer based product that communicated with a remote central computer through radio frequencies. The Autonet system has since been field-tested and successful and operational in a private parking environment.

The objective of the Autonet system is to increase the effectiveness of parking violation enforcement and collection. The system can be customized to reflect the correct action to be taken by the parking enforcement officer. The immediate access to information at the point of ticketing is believed to result in more effective collection, reduced costs, and increased revenues.

1. Product Overview
-------------------

Autonet is a computerized motor vehicle ticket information system designed to provide instant information to patrollers about any licensed vehicle in a given region. The system utilizes a small hand held computer which fits comfortably in the palm of the officer's hand. The hand held computer features a user-friendly touch screen operation and a built-in thermal printer for citation printing. The key difference between Autonet and other computer-based systems is that the Autonet system allows communication with a central computer center in real time, rather than through a delayed batch entry.

Within seconds upon keying in the license plate number, a patrolling officer can have a full report on the subject vehicle. All outstanding violations specifically linked to the subject vehicle can be automatically listed on the hand held screen for the officer's review. The system thus empowers the operator to accurately and immediately access a history of the offender and delineates specific actions that may be taken immediately.

The central computer also processes violations, initiates the fine collection process and updates and administers the database.

The Autonet system provides six basic functions on a real time, online basis that are important to the effective operation of any private or government parking citation system.

*     Data base surveillance;

*     Accurate citation issuance;

*     Host computer update capacity;

*     Collection and notification services;

*     Management and operation streamlining;

*     Hardware facilities for all functionality.

Autonet features allow the operator to perform the following functions, among other things:

(1)  Manage and maintain parking violations.

*     Enter parking violations automatically in real time;

* Record payments (both full and partial) by cash, check, credit card or debit card;

*     Void or un-void a parking violation;

* Put a hold on a parking violation, which prevents it from going to its next stage;

* Print up a notice to collect an outstanding parking violation;

* Generate a license hot-list of outstanding parking violations;

*     Tag a note to a particular parking violation;

*     Calculate interest on outstanding parking violations;

* Print up detailed reports regarding the parking violation or reprint the ticket;

* Send the parking violation information to the local motor vehicle registry to determine the vehicle's ownership;

*     Record and add surcharges to insufficient check payments;

*     Maintain a detailed log of all actions taken on violations;

* Log the wear and tear and maintenance on parking enforcement vehicles;

* Maintain a special database such as for stolen vehicles, outstanding tickets and additional charges.

(2)   Export and import data via disk.

* Export and import information pertaining to registered vehicle owners and offenders being sent to court or collections.

(3)   Maintain an officer's log and sending notes.

* Log the activities of the operating officer and print a report detailing hours worked and an individual minute by minute breakdown of patroller location and duties performed.

* Sending notes or messages to one or all of the system users, similar to email. Messages may be sent from the main computer to the handheld units and vice a versa.

(4)   Print reports

* Printouts of the officer's commission, duplicate violations, summaries, voided tickets, payment statistics, daily ticket totals and the like.

The main computer software is resident on a Pentium based computer. The software is responsible for the maintenance and management of parking violations. When a parking citation is issued, the host computer database is updated. At the same time, the system can determine if there are any outstanding violations related to the vehicle and provide the officer with an immediate report. Appropriate action may then be taken by the patrolling officer.

2. Product Benefits
-------------------

Autonet's key benefits are its ability to:

*     Improve the collection of outstanding citations;
* Increase the effectiveness of violation enforcement procedures;
*     Improve access to information prior to ticketing a vehicle;
* Provide customized solutions to suit the needs of each client;
*     Share information gathered among different agencies;
* Save time and effort through real-time updating at the point of ticketing.

The Autonet system also provides increased accuracy in ticketing with an on-line error detection process. Through this detection process, errors are reported to the patrolling officer in the field at the time of ticket creation.

The combination of an all-in-one hand held computer means no more:

*     Need for ticket books;
*     Need for carbon copies;
*     Illegible writing problems;
*     Key punch entry errors;
*     Need for ticket data entry.

Competition

There are at least ten vendors of automated batch parking citation systems offering a variety of products. Some manufacture their own hardware, while others resell terminals produced by other companies and integrate their own proprietary software.

The three industry leaders, AutoCITE, Radix and Clancy, offer an integrated terminal unit with a built-in printer and self-contained battery pack.

In some U.S. states, license numbers are bar-coded and displayed in stickers attached to vehicle windows, therefore some systems incorporate bar code readers so that the vehicle license number does not need to be entered. All systems can print bar codes, so that the ticket can be matched with the payment received.

The Autonet system will be differentiated from present competitors primarily by the following features:

* Lightweight terminal unit (less than 3 lb.) incorporating the printer, transmitter-receiver and battery pack into the same device. The battery will support a full day's operation, and the terminal will have sufficient memory to contain a full day's transaction load so that the system can be operate in a batch mode, if necessary.

* The software will contain sophisticated networking capabilities at the central computer, so that it can support the requirements of cities with multiple receiving stations and computer interfaces.

*     The user functionality will be broader than current systems.

The benefits of our parking system include:

* The ability to check for the latest, most up to the minute information on parking violations and other items that would typically be downloaded only once a day with other parking systems.

* Immediate call-out of a police car or tow truck is provided for wanted vehicles.

* The ability to double check database information with respect to wanted vehicles prior to action being taken.

* Better management control due to the ability to track enforcement officers throughout the day.

* The ability to check license plates against car make in order to avoid errors and detect license plate changes.

*     More accurate ticketing with on-line, in field, error detection.

*     Reduced response time in the case of an emergency.

* The ability of management to communicate directly with the enforcement officers in the field.

Marketing Objectives

Our initial marketing and sales objectives will be to:

*     establish an expert, in-house, direct sales team;

* initially target public/government users and private parking operators in large western Canadian cities and selected large urban centers in the Pacific Northwestern, including Vancouver, Calgary, Edmonton, Seattle and associated cities.

* implement a marketing and advertising program consistent with our objective of being recognized as a leader in the design and development of unique wireless communication technologies.

The sales program will consist of trade show attendance, cooperative advertising with resellers, direct advertising campaigns using brochures, mail outs and electronic medium marketing.

We also intend to:

* develop a geographically based regional dealer program consisting of value-added resellers who will sell, install and service the System;

* seek key strategic marketing alliances with existing citation issuance systems, manufacturers, suppliers or vendors, vendors of related but non-associated products, terminal suppliers and/or wireless hardware suppliers;

* attend business opportunity shows offering the reseller a business opportunity;

* contact industry participants directly who have previously expressed interest in selling our product line;

*     hold education seminars for potential resellers;

* develop and distribute a corporate information kit, including our product history, its uniqueness and the benefits of the system and remanufacturing process;

* prepare and distribute brochures detailing the benefits of our products;

*     attend industry trade shows;

*     produce and distribute a corporate video; and

*     develop cooperative advertising programs with resellers.

Market Definition and Target Markets

In the last few years, hand-held traffic ticket and parking citation systems have gained increasing acceptance by the various law enforcement authorities in North America. This acceptance has been fueled both by the availability of cost effective hand-held computer systems, as well as the need for the enforcement authorities to increase the productivity of the ticket-issuing officers and to increase their rate of collections.

This market may be segmented as follows:

1. Large Cities. For a number of reasons large cities have been slow to adopt this technology. The main reason for this has been the difficulty in adapting the current technology to a larger jurisdiction where the technical complexity of a multi-station environment poses difficult implementation challenges. In addition, the capital investment required is prohibitive in many cases, even if the cost benefits can be demonstrated. Recently, New York City has embarked upon an evaluation process and, if that city proceeds to adopt a system, the large city market will likely open up. In Chicago, the Ardis Network is being used to check whether last minute payment has been received from an owner whose car is about to be towed. These events could open excellent opportunities for our AutoNet system.

2. Medium-Sized Towns and Cities. Towns and cities with populations from 50,000 to 500,000 have been the most aggressive in adopting this kind of technology. This is in part due to the ability of these towns and cities to make decisions on a timelier basis, a relatively simple implementation process and the more obvious cost-benefits in mid-size jurisdictions.

3. Small Towns. Although a number of smaller jurisdictions have implemented automated systems, some small towns either do not have a sufficiently large ticket issuance operation, or they do not wish to appear overly aggressive with fine collections for political reasons. Thus, these jurisdictions are not good prospects for our sales efforts.

4. Other Public Institutions. Other institutions such as universities, parks, libraries, cultural centers and the like have been strong adapters of hand-held terminal technology. However, the benefits of being on-line are not apparent in this market; therefore it is unlikely that this segment represents a major opportunity for us.

5. Private Parking Companies. Some of these companies have implemented automated systems; however, they may be candidates for a real time system.

Market Acceptance and Positioning

The acceptance of automated systems is increasing. The major systems vendors claim several hundred installations, with a significant number of requests for proposals being anticipated over the next 12 months. We estimate that the medium sized city market is approximately 25% penetrated, with the large city market being almost untapped at this time.

We believe that the automation of these jurisdictions will continue at an accelerated rate as prices come down and the available technology improves.

The following summarizes our planed overall strategy for market positioning:

------------------------------------------------------------
Image:                 The leading supplier of unique
                       proprietary wireless automated
                       software technology to the parking
                       industry.
------------------------------------------------------------
Pricing:               Cost-effective, low price products
------------------------------------------------------------
Place:                 North America, expanding worldwide
------------------------------------------------------------
Distribution Process:  Direct to users
                       - Value-Added Resellers
                       - Direct
------------------------------------------------------------

Research and Development Expenditures

During the past two fiscal years, we have not spent any amounts on research and development activities.

Subsidiaries

We have no subsidiaries.

Employees

We have no employees other than our officers.

                      PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this Registration Statement is to complete the due diligence process with respect to the acquisition of Autonet system as provided in the option agreement and then to begin implementing our final product development and product testing programs and our sales plan. We anticipate that the due diligence process will be completed prior to September 2001, and that the cost of this process will be $10,000.

Our operational objectives subsequent to acquiring the rights to the AutoNet product are to:

* complete the evaluation and testing of hardware for the system within three months;

*     beta test the integrated AutoNet system within six months; and

* commence commercial marketing of the AutoNet System by the beginning of the seventh month.

We anticipate that our financing requirements for the 18 months subsequent to acquisition of the Autonet Systems from Markatech will be as follows:

Completion of AutoNet development,
including hardware and external
consulting services.                           $  75,000

Marketing during the initial eighteen
months of operation                              268,000

Customer service contract fulfillment             50,000

Administrative services                           50,000
                                               ---------
TOTAL CAPITAL REQUIREMENTS                     $ 443,000


We anticipate that we will be spending approximately $2,500 per month over the next twelve-month period prior to acquisition of the Autonet Systems from Markatech pursuing this plan of operations. Our cash position as of June 30, 2000 was $8,412.

We anticipate that our present cash reserves are insufficient for us to complete our plan of operations and that we will require additional financing in the near future. We anticipate that when we pursue such additional financing, the financing will be an equity financing achieved through the sale of our common stock. We do not have any arrangement in place for any debt or equity financing at this time. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.

Our actual expenditures and business plan may differ from the one stated above. Our board of directors may decide not to pursue this plan. In addition, we may modify the plan based on available financing or new information obtained during the due diligence process.

In the event we are unable or choose to not exercise the option agreement, we will not be able to proceed with our business plan for the acquisition of Autonet system and may at that time seek other business opportunities. Due to our lack of operating history and present inability to generate revenues, there exits substantial doubt about our ability to continue as a going concern.

We believe the above statements to be forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors that may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, general economic conditions and those other factors identified in this prospectus.

                    DESCRIPTION OF PROPERTY

We do not lease or own any real property.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(1)   Any of our directors or officers;
(2)   Any person proposed as a nominee for election as a director;
(3) Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
(4)   Any of our promoters;
(5) Any relative or spouse of any of the foregoing persons who has the same house as such person.


     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market

There is presently no public market for our common stock. We anticipate applying for trading of our stock with the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had forty-seven
(47) registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that prohibit us from declaring dividends.   The Nevada Revised
Statutes, however, do restrict us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due
in the usual course of business; or

(2)	our total assets would be less than the sum of our total
liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                       EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation earned for services rendered for the fiscal year ended June 30, 2000 by our Officers and
Directors:

                 Annual Compensation      	   Long Term Compensation
                 -------------------               ----------------------
                                                                      All
                                       Other                          Other
                                       Com-      Restricted           Com-
                                       pen-         Stock             pen-
                                       sa-  Annual  Options/   LTIP   sa-
Name             	   Year Salary Bonus tion Awarded SARs (#)payouts   tion
----                                        ------- -------
John E.     Pres. &  2000  $0     $0    $0    $0     $0       $0      $0
Cooper      Director

Andrew J.   Director 2000  $0     $0    $0    $0     $0       $0      $0
Cooper

Gordon E.   Director 2000  $0     $0    $0    $0     $0       $0      $0
Cooper

Kathleen    Director 2000  $0     $0    $0    $0     $0       $0      $0
Smith


Stock Option Grants

We did not grant any stock options to any executive officers or directors during our most recent fiscal year ended June 30, 2000.
We have not granted any stock options to any executive officers or directors since June 30,2000.

Employment Agreements

We do not have a written employment or consultant agreement with any of our officers or directors or with any other person or entity.
Our officers and directors provide their services to us on a part-time basis. We do not pay any salary or consulting fee to anyone.


                              EXPERTS

Our balance sheet as of June 30, 3000 and the related statements of loss and deficit, stockholders deficiency, cash flows for the period ending June 30, 2000, appearing elsewhere in this prospectus, have been included herein in reliance on the report of Morgan & Co., Chartered Accountants, given on the authority of said firm as experts in accounting and auditing.

                   INDEX TO FINANCIAL STATEMENTS

1.    Auditors' Report

2.    Audited Financial Statements:

    a.   Balance Sheet

    b.   Statement of Loss and Deficit

    c.   Statement of Cash Flows

    d.   Statement of Stockholders'Equity

    e.   Notes to Financial Statements


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants since our incorporation in July, 1999.

                 SEDONA SOFTWARE SOLUTIONS, INC.
                  (A Development Stage Company)


                      FINANCIAL STATEMENTS


                         JUNE 30, 2000
                    (Stated in U.S. Dollars)

                                        ------------------------------------
                                        Morgan & Company
                                        ------------------------------------
                                        Chartered Accountants
                                        ------------------------------------
                                        P.O. Box 10007, Pacific Centre
                                        Suite 1730 - 700 West Georgia Street
                                        Vancouver, B.C. V7Y 1A1
                                        Telephone (604) 687-5841
                                        Fax (604) 687-0075
                                        ------------------------------------



                       AUDITORS' REPORT


To the Directors of
Sedona Software Solutions, Inc.


We have audited the balance sheet of Sedona Software Solutions, Inc. (a development stage company) as at June 30, 2000 and the statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2000 and the results of its operations and cash flows for the period then ended in accordance with United States generally accepted accounting principles.

Vancouver, B.C.

                                             /s/ Morgan & Company
July 24, 2000, except for Note 5             Chartered Accountants
which is as of October 30, 2000

                   SEDONA SOFTWARE SOLUTIONS, INC.
                    (A Development Stage Company)

                           BALANCE SHEET

                           JUNE 30, 2000
                     (Stated in U.S. Dollars)

-------------------------------------------------------------------------

ASSETS

Current
  Cash                                                        $     8,413

=========================================================================

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    70,000,000 common shares, par value $0.001 per share
     5,000,000 preferred shares, par value $0.001 per share

  Issued and outstanding:
     5,376,500 common shares                                  $     5,377

  Additional paid in capital                                       12,523

Deficit Accumulated During The Development Stage                   (9,487)
                                                              -----------
                                                               $    8,413
=========================================================================

Approved by the Directors:



__________________________                   __________________________

                  SEDONA SOFTWARE SOLUTIONS, INC.
                  (A Development Stage Company)

                   STATEMENT OF LOSS AND DEFICIT
                      (Stated in U.S. Dollars)



-------------------------------------------------------------------------
                                             PERIOD FROM
                                               DATE OF
                                              INCEPTION       INCEPTION
                                               JULY 14,        JULY 14,
                                               1999 TO         1999 TO
                                               JUNE 30,        JUNE 30,
                                                 2000            2000
-------------------------------------------------------------------------

Expenses
   Consulting fees                           $    2,500      $    2,500
   Professional fees                              6,869           6,869
   Bank charges                                     118             118
                                             ----------------------------
Net Loss For The Period                           9,487      $    9,487
                                                             ============

Deficit Accumulated During The Development
  Stage, Beginning Of Period                          -
                                             -------------

Deficit Accumulated During The Development
  Stage, End Of Period                        $   9,487
==========================================================

Net Loss Per Share                            $    0.01
==========================================================

Weighted Average Number Of
  Shares Outstanding                          1,992,630
==========================================================

                  SEDONA SOFTWARE SOLUTIONS, INC.
                   (A Development Stage Company)

                      STATEMENT OF CASH FLOWS
                      (Stated in U.S. Dollars)

-------------------------------------------------------------------------
                                             PERIOD FROM
                                               DATE OF
                                              INCEPTION       INCEPTION
                                               JULY 14,        JULY 14,
                                               1999 TO         1999 TO
                                               JUNE 30,        JUNE 30,
                                                 2000            2000
-------------------------------------------------------------------------

Cash Flows From Operating Activity
  Net loss for the period                    $   (9,487)     $   (9,487)

Cash Flow From Financing Activity
  Issue of common shares                         17,900          17,900
                                             ----------------------------
Increase In Cash                                  8,413           8,413

Cash, Beginning Of Period                             -               -
                                              ---------------------------
Cash, End Of Period                           $   8,413      $    8,413
=========================================================================

                    SEDONA SOFTWARE SOLUTIONS, INC.
                     (A Development Stage Company)

                   STATEMENT OF STOCKHOLDERS' EQUITY

                            JUNE 30, 2000
                      (Stated in U.S. Dollars)



                              COMMON STOCK
                     --------------------------------
                                           ADDITIONAL
                                              PAID-IN
                        SHARES     AMOUNT     CAPITAL  DEFICIT       TOTAL
                     -----------------------------------------------------

Shares Issued For
  Services           2,500,000    $ 2,500  $        -  $     -    $  2,500

Shares Issued For
  Cash At $0.001     2,750,000      2,750           -        -       2,750

Shares Issued For
  Cash At $0.10        126,500        127      12,523        -      12,650

Net Loss                     -          -           -   (9,487)     (9,487)
                     -----------------------------------------------------
Balance,
  June 30, 2000      5,376,500    $ 5,377  $   12,523  $(9,487)   $  8,413
                     =====================================================

                 SEDONA SOFTWARE SOLUTIONS, INC.
                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                          JUNE 30, 2000
                     (Stated in U.S. Dollars)

1.    NATURE OF OPERATIONS

    a)  Organization

The Company was incorporated in the State of Nevada, U.S.A.
on July 14, 1999.

b)  Development Stage Activities

The Company is in the development stage and currently is in the process of reviewing new business opportunities.
Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support the Company's cost structure.


2.    SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

    a)  Development Stage Company

The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

    b)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109).
 This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.

                 SEDONA SOFTWARE SOLUTIONS, INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS

                        JUNE 30, 2000
                   (Stated in U.S. Dollars)

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

    c)  Financial Instruments

The Company's financial instruments consist of cash.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

    d)  Net Loss Per Share

Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue, and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.


3.    NEW ACCOUNTING STANDARDS

    a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting For Stock-Based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The Company has determined that the fair value of stock options is similar to the issue price at the time of granting. The Company does not expect to elect to adopt the fair value methodology, although the pro-forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

    b) In March, 1995, Statement of Financial Accounting Standards No. 121 ("SFAS-121") "Accounting For Impairment Of Long-Lived
Assets And For Long-Lived Assets To Be Disposed Of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events, or changes in circumstances, indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.

                 SEDONA SOFTWARE SOLUTIONS, INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS

                        JUNE 30, 2000
                   (Stated in U.S. Dollars)


4.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.


5.    SUBSEQUENT EVENT

Pursuant to an agreement, dated April 30, 2000, the Company was granted the right to conduct a due diligence review of certain technology known as Autonet Parking Ticket Violation Management System ("Autonet"). On completion of the due diligence and the payment of $400 cash on September 19, 2000, the Company was granted an option to acquire the exclusive ownership rights and interest in the Autonet system. To exercise the option, the Company is required to issue 1,000,000 common shares on or before October 1, 2001 and is further required, as a condition precedent to the exercise of the option, to be listed or quoted for trading on a recognized United States public trading market.

                       AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the terms of these referenced contracts, agreements or documents and are not necessarily complete but all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a website (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

                              PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless:

(1) such indemnification is expressly required to be made by law;
(2)   the proceeding was authorized by our board of directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer, except by reason of the fact that such officer is or was our director, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering denoted below. Please note that that all amounts are estimates other than the Commission's registration fee.


Securities and Exchange Commission registration fee         $36.31
Federal Taxes                                               $NIL
State Taxes and Fees                                        $NIL
Transfer Agent Fees                                         $500
Accounting fees and expenses                                $5,500
Legal fees and expenses                                     $15,000
Blue Sky fees and expenses                                  $NIL
Miscellaneous                                               $NIL
                                                            ----------
Total                                                       $21,038.24
                                                            ==========
------------------------------------------------------------------------

We will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,500,000 shares of our common stock to Mr. John E. Cooper on July 14, 1999 in consideration for his assistance in our formation. Mr. Cooper is our president, CEO and chief financial
officer, as well as one of our directors.   These shares were issued
pursuant to Section 4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

On July 7, 1999, pursuant to a pre-incorporation agreement of the same date, Messrs. John E. Cooper, Andrew J. Cooper, and Gordon E. Cooper, all directors of our company, each purchased 500,000 shares of our common stock at a price of $0.001 per shares. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

Pursuant to the pre-incorporation agreement, on July 14, 1999, we agreed to sell 1,250,000 shares of our common stock to five persons at a price of $0.001 per shares. We completed these sales pursuant to Regulation S of the Act on or before June 2000. Each purchaser represented to us that he was a non-US person as defined in the regulation. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued to each purchaser in accordance with Regulation
S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

On November 22, 1999, we issued 1,000 shares of our common stock to Ms. Kathleen Smith, our corporate secretary, in consideration of the payment of $0.10 per share. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

In addition, on May 16, 2000 we completed the issue of 125,500 shares of common stock to thirty-nine purchasers at a price of $0.10 per share. We completed these sales pursuant to Regulation S of the Act. Each purchaser represented to us that he was a non-US person as defined in the regulation. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER             DESCRIPTION
-----------        --------------------

3.1                Articles of Incorporation
3.2                By-laws
4.1                Share Certificate
5.1                Opinion of Cane & Company, with Consent to Use
10.1               Document Review and Option Agreement with Markatech
23.1               Consent of Morgan & Co., Chartered Accountants
27.1               Financial Data Schedule

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

   (1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

   (3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on November 6, 2000.

                                 Sedona Software Solutions Inc.

                              By:/s/ John E.Cooper
                                 ____________________________
                                 John E. Cooper, President, Chief
                                 Financial Officer and director

                                  /s/ Gordon E. Cooper
                                  ____________________________
                                  Gordon E. Cooper

                                  /s/ Andrew J.Cooper
                                  ____________________________
                                  Andrew J. Cooper


POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Mr. John E. Cooper, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 6, 2000.

SIGNATURE                CAPACITY IN WHICH SIGNED       DATE

/s/ Gordon E. Cooper
______________________            Director          November 6, 2000
Gordon E. Cooper

/s/ Andrew J.Cooper
______________________            Director          November 6, 2000
Andrew J. Cooper